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English Translation                                                Exhibit 10.15

                      PRODUCT REGISTRATION SERVICE CONTRACT

Enuri.com Co., Ltd. ("Enuri") and Gmarket Inc. ("Gmarket") who desires to receive the Product Registration Service provided by Enuri, enter into this Product Registration Service Contract ("Contract") to set out the terms and conditions for work relating to the Product Registration Service provided hereunder:

ARTICLE 1 (PURPOSE)

The purpose of this Contract is to increase mutual benefits by providing product information on the shopping mall operated by Gmarket ("Shopping Mall") to customers through the price comparison site operated by Enuri ("Site").

ARTICLE 2 (DEFINITION)

1. "Product Registration Service" shall mean registration of Gmarket products on the Site in order to allow the users of the Site to purchase Gmarket products through links.

2. "Sales Commission" shall mean an amount payable by Gmarket to Enuri with respect to the Product Registration Service provided by Enuri.

ARTICLE 3 (TERM OF THE CONTRACT)

1. The term of this Contract shall be six months from the commencement date of the Product Registration Service.

2. This Contract shall be extended for six months from the next day of the expiration of this Contract under the same terms and conditions, unless either party expresses an intention in writing to modify the terms and conditions hereunder or to terminate this Contract by fifteen days prior to expiration of the Contract.


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ARTICLE 4 (PRODUCT REGISTRATION SERVICE)

1. Product shall mean tangible and intangible goods and services in commercial transactions.

2. Enuri shall register Gmarket products that are sold on the Shopping Mall on the Site.

3.   Gmarket shall delete in advance products difficult to supply.

4. Only the products that are registered and being sold on the site operated by Gmarket shall be registered on the Site.

5. If necessary, details of the Product Registration Service, such as method for the provision of services, technical matters, etc. shall be subject to a separate agreement.

ARTICLE 5 (SALE, EXCHANGE AND RETURN OF PRODUCTS)

1. Gmarket shall be responsible for any and all matters relating to the sale of products, such as delivery, exchange and return of products.

2. Gmarket shall be responsible for any and all problems relating to consumer complaints originated by Gmarket's failure to give prior notice to Enuri of the discrepancies between the price, description and picture of products sold on the Shopping Mall and the price, description and picture of the same products registered on the Site.

ARTICLE 6 (DETERMINATION AND PAYMENT OF SALES COMMISSION)

1. Gmarket shall pay Enuri 2% of the Sales (inclusive of VAT) of Gmarket incurred through the Product Registration Service by Enuri, as Sales Commission.

2. The "Sales" shall mean an amount equal to the gross sales minus the amount of cancelled sales and any uncollected accounts receivable.

3. A separate agreement shall be provided for the details of determination and payment of the Sales Commission by mutual consultation between the parties.


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ARTICLE 7 (INCOME DISTRIBUTION PROGRAM)

Gmarket shall provide Enuri with a Income Distribution Program, a web program enabling Enuri to check the details of the sales, including amount sold and the sales commissions incurred to Gmarket through Enuri's services.

ARTICLE 8 (PROHIBITION ON TRANSFER)

Enuri and Gmarket shall not transfer, provide as security or otherwise dispose of the rights and obligations under this Contract to a third party.

ARTICLE 9 (COMPENSATION FOR DAMAGE)

1. In case either Enuri or Gmarket causes damage to the other party due to causes attributable to either party that are beyond common technical knowledge in the internet related business, the party in default shall be liable to compensate the other party for such damage, provided, however, that with respect to damage incurred due to an act of God or force majeure, emergency, restrictions under laws or administrative guidance of public institution, both parties shall be released from any responsibility.

2. Gmarket shall promptly correct any willful or program-defect caused omission of a sale, upon verification or notice from Enuri and notify Enuri of such correction. If Gmarket fails to correct such omission within the term agreed by Enuri and Gmarket, Gmarket shall be responsible for all damages incurred thereby and shall be criminally and civilly liable therefor.

ARTICLE 10 (TERMINATION OF THE CONTRACT)

     1) In the event one party cannot conduct its ordinary businesses due to bankruptcy, company reorganization, commencement of an insolvency proceeding and petition for bankruptcy or composition;

     2) In the event one party breaches or fails to perform a provision of this Contract;

     3) In the event one party causes damages to the other party resulting from gross negligence or deliberate action; or

     4)   In any other cases where the Contract cannot be maintained.


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ARTICLE 11 (INTERPRETATION OF THE CONTRACT)

Any controversy relating to matters not provided for in this Contract or the interpretation hereof shall be resolved by mutual agreement between Enuri and Gmarket in accordance with relevant laws and commercial practices.

ARTICLE 12 (CONFIDENTIALITY)

1. Enuri and Gmarket shall not use the business secrets of the other party acquired in the course of performance of this Contract for purposes other than performance of this Contract and shall not disclose them to a third party without prior consent by the other party.

2. The disclosing party shall be responsible for all damages incurred by disclosing the business secrets of the other party and shall be criminally and civilly liable therefor.

ARTICLE 13 (AMENDMENTS)

1. If necessary, this Contract may be amended or supplemented by a written agreement upon mutual consent of the parties.

2. In the case of more than one of such written agreement, the last written agreement shall prevail.

ARTICLE 14 (COMPETENT COURT)

In case any disputes arise in connection with this Contract or matters not provided for by this Contract, the disputes shall be subject to the court having jurisdiction over Enuri's place of business.

ARTICLE 15 (MAINTENANCE OF THE CONTRACT)

In witness whereof, two copies of this Contract shall be executed, and Enuri and Gmarket shall sign and affix their respective seals and then respectively keep one copy hereof.

                                  July 1, 2005

(Enuri)     Company Name: Enuri.com Co., Ltd.

            Address: 4th Fl., Choonchen Bldg. 159-5 Dongkyo-dong, Mapo-Gu, Seoul


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            Representative Director: Hong Chul Seo (seal)

(Gmarket)   Company Name: Gmarket Inc.

            Address: 6th Fl., Nam Seoul Building, 1304-3 Seocho-Dong, Seocho-Gu, Seoul
            Representative Director: Young Bae Ku (seal)


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